EXHIBIT 21

SUBSIDIARIES OF THE COMPANY
(as of December 31, 2009)

		Jurisdiction of
Name	% Owned	Incorporation

BALKAMP	100.0%	INDIANA
EIS, INC.	100.0%	GEORGIA
EIS DOMINICAN REPUBLIC, LLC	100.0%	GEORGIA
GENUINE PARTS FINANCE COMPANY	100.0%	DELAWARE
GPC PROCUREMENT COMPANY	100.0%	GEORGIA
NATIONAL AUTOMOTIVE PARTS ASSOCIATION	95.0%	MICHIGAN
MOTION INDUSTRIES, INC.	100.0%	DELAWARE
HUB TOOL & SUPPLY, INC.	100.0%	KANSAS
S.P. RICHARDS COMPANY	100.0%	GEORGIA
S.P.R. PROCUREMENT COMPANY	100.0%	GEORGIA
SHUSTER CORPORATION	100.0%	GEORGIA
DRAGO SUPPLY COMPANY	100.0%	TEXAS
1ST CHOICE AUTO PARTS, INC.	51.0%	GEORGIA
THE FLOWERS COMPANY	46.5%	NORTH CAROLINA
GENERAL TOOL & SUPPLY	100.0%	OREGON
GENUINE PARTS HOLDINGS, ULC	100.0%	NOVA SCOTIA, CANADA
GENUINE PARTS INVESTMENT COMPANY	100.0%	DELAWARE
GPC MEXICO, S.A. de C.V.	100.0%	PUEBLA, MEXICO
EIS de MEXICO	100.0%	GUADALAJARA, JALISCO, MEXICO
EIS HOLDINGS (CANADA), INC.	100.0%	BRITISH COLUMBIA, CANADA
MOTION INDUSTRIES (CANADA), INC.	100.0%	OTTAWA, ONTARIO
MOTION — MEXICO S. de RL de CV	100.0%	GUADALAJARA, MEXICO
S. P. RICHARDS CO. CANADA, INC.	100.0%	BRITISH COLUMBIA, CANADA
UAP INC.	100.0%	QUEBEC, CANADA
GARANAT INC.	100.0%	FEDERAL, CANADA
UAPRO INC.	100.0%	FEDERAL, CANADA
UNITED AUTO PARTS (Eastern) LTD.	100.0%	ONTARIO, CANADA
SERVICES FINANCIERS UAP INC.	100.0%	QUEBEC, CANADA
GPC GLOBAL SOURCING LTD.	100.0%	HONG KONG, CHINA
GENUINE PARTS SOURCING (SHENZHEN) COMPANY LTD.	100.0%	SHENZHEN, CHINA
ALTROM CANADA CORP.	100.0%	BRITISH COLUMBIA, CANADA